October 8, 1998



                       Consent of Petroleum Engineer



The Board of Directors
Delta Petroleum Corporation:


We consent to the incorporation by reference in Amendment No. 5 to the registration statement on Form S-3 (No. 33-91452) of Delta Petroleum Corporation of our report dated September 18, 1998 relating to the Appraisal as of July 1, 1998 of Certain Interests Owned by Delta Petroleum Corporation in Units Located in the Santa Barbara Channel Continental Shelf-Offshore, and to the reference to our firm under the heading "Experts" in the prospectus.


                                     s/Forrest A. Garb
                               Forrest A. Garb & Associates, Inc.